Exhibit 10.1

March 4, 2020

Mr. Dewan F.H. Chowdhury

Chief Executive Officer

Nemaura Medical Inc.

57 West 57th Street

New York, New York 10019

Re: Amendment to Sales Agreement, dated October 19, 2018

Dear Mr. Chowdhury:

Reference is made to that certain sales agreement, dated October 19, 2018, between Nemaura Medical Inc. (the “Company”) and Maxim Group LLC (“Maxim”) (the “Sales Agreement”). Notwithstanding anything in the Sales Agreement to the contrary, it is agreed that the Sales Agreement shall remain in full force and effect without a specific time-period term, provided that either the Company or Maxim may terminate the Sales Agreement upon 10 days’ prior written notice to the other party.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

This Amendment shall be governed pursuant to Section 12 of the Sales Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller Title: Executive Managing Director & Head of Investment Banking

ACCEPTED AND AGREED TO: NEMAURA MEDICAL INC.

By:	/s/ Dewan F. H. Chowdgury
Name: Dewan F. H. Chowdhury Title: Chief Executive Officer and Interim Chief Financial Officer